Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONTACTS:

ArthroCare Corp.

Misty Romines

512-391-3902

ARTHROCARE REPORTS FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

Austin, Texas — February 16, 2012 — ArthroCare Corp. (NASDAQ: ARTC), a leader in developing state-of-the-art, minimally invasive surgical products, announced its financial results for the fourth quarter and year ended December 31, 2011, as follows:

FOURTH QUARTER 2011 SUMMARY

•                  Total revenue of $92.4 million from continuing operations

•                  Product margin of 69.3 percent

•                  Operating loss of $51.4 million, which includes a $74.0 million charge for the proposed settlement of the consolidated securities class action

•                  Net loss attributable to common stockholders of $29.3 million or $1.06 per share

FULL YEAR 2011 SUMMARY

•                  Total revenue of $354.9  million from continuing operations

•                  Product margin of 69.5 percent

•                  Operating loss of $15.5 million

•                  Net loss attributable to common stockholders of $4.3 million or $0.16 per share

REVENUE

Total revenue for the fourth quarter of 2011 was $92.4 million, compared to $92.6 million for the fourth quarter of 2010.  Product sales in the fourth quarter increased 1.0 percent from $87.6 million to $88.5 million.

Sports Medicine product sales increased $2.5 million or 4.2 percent for the fourth quarter of 2011 compared to the same quarter of 2010.  Contract manufactured product sales increased $4.5 million to $8.0 million in the fourth quarter of 2011, a result of higher volume pursuant to the Company’s existing supply and distribution agreement with Smith & Nephew as well as the initial deliveries under the Company’s new distribution agreement with Wright Medical.  Proprietary product sales in the Americas declined $1.2 million, or 3.4 percent, while International product sales declined $0.8 million, or 3.6 percent in the fourth quarter of 2011 compared to the fourth quarter of 2010.

ENT product sales decreased $0.8 million, or 3.1 percent, in the fourth quarter of 2011 compared to the fourth quarter of 2010, as problems obtaining raw material supply related to the Company’s Rapid Rhino product line persisted during the fourth quarter.

Other product sales declined $0.9 million in the fourth quarter of 2011 compared to the same period of 2010 and royalties, and fees and other revenues declined $1.1 million. Royalties were higher in the fourth quarter of 2010 due primarily to catch-up payments received relating to prior periods.  In the fourth quarter of 2011 the Company also had lower royalties from third parties who license the Company’s radio frequency technology than during the same quarter of 2010.

Changes in foreign currency rates did not have a material effect on the comparison of product sales in the fourth quarter of 2011 to the fourth quarter of 2010.

Total revenue from continuing operations for the full year 2011 was $354.9 million, compared to $355.4 million for 2010.

After adjusting for $6.6 million of product sales recognized in the first quarter of 2010 that had been deferred pending the outcome of certain contract matters, worldwide Sports Medicine product sales increased $3.0 million or 1.3 percent. Americas’ Sports Medicine product sales decreased $5.2 million, or 3.4 percent in 2011 compared to 2010 as proprietary product sales decreased $3.1 million and contract manufactured product sales decreased $2.1 million in 2011 compared to 2010. International Sports Medicine product sales increased $8.2 million in 2011 compared to 2010.

Worldwide ENT product sales increased $6.0 million, or 6.3 percent in 2011 compared to 2010.  ENT product sales in the Americas increased 3.5 percent and International ENT product sales increased 20.7 percent in 2011 compared to 2010.

Other product sales, primarily spine products, declined $2.8 million in 2011 compared to the same period of 2010 and represented approximately 3 percent of total product sales during 2011.

Had the same foreign currency rates been in effect for the whole year of 2011 as were in effect in 2010, the U.S. dollar reported value of product sales would have been lower by $5.7 million.

GROSS PRODUCT MARGIN

Gross product margin was 69.3 percent for the fourth quarter of 2011 compared to 69.0 percent for the fourth quarter of 2010.  The increase in gross product margin in the fourth quarter of 2011 was due to lower inventory obsolescence charges partially offset by a higher mix of contract manufactured product sales.

Gross product margin for the full year of 2011 was 69.5 percent compared to 67.3 percent in 2010. Inventory obsolescence charges were $5.3 million lower in 2011 when compared to 2010.  In 2011, $0.4 million of costs were incurred relating to accelerated depreciation and other costs associated with the relocation of our Sunnyvale, California activities that did not qualify to be separately reported as exit costs.

INCOME / LOSS FROM OPERATIONS

Loss from operations for the fourth quarter of 2011 was $51.4 million compared to income from operations of $14.8 million for the same period in 2010.  The loss from operations for the fourth quarter of 2011 includes a charge of $74.0 million for the proposed settlement of securities class actions, partially offset by net proceeds of $7.8 million received in the fourth quarter to settle the derivative actions.  These items are reported as part of investigation and restatement-related costs in operating expenses.

In the fourth quarter of 2011, the Company also incurred exit costs of approximately $3.0 million related to the closure and relocation of its Sunnyvale, California facilities and operations.

For the full year of 2011, loss from operations was $15.5 million compared to income from operations of $54.3 million for 2010.   The 2011 loss from operations includes $80.8 million for investigation and restatement expenses, of which $74.0 million was a charge for the proposed settlement of the private securities class actions against the Company offset by the net proceeds of $7.8 million from the settlement of the derivative actions.

NET INCOME / LOSS AVAILABLE TO COMMON STOCKHOLDERS

Net loss attributable to common stockholders was $29.3 million or $1.06 per share in the fourth quarter of 2011, compared to net income of $10.1 million, or $0.30 per diluted share, in the fourth quarter of 2010.

For the year ended December 31, 2011, net loss attributable to common stockholders was $4.3 million, or a loss of $0.16 per share, compared to net income applicable to common stockholders of $33.8 million, or $1.02 per diluted share, for the year ended December 31, 2010.

BALANCE SHEET AND CASH FLOWS

Cash and cash equivalents increased $87.1 million to $219.6 million as of December 31, 2011 from December 31, 2010.  Cash flows provided by operating activities for the year ended December 31, 2011 was $84.6 million compared to $82.6 million for the year ended December 31, 2010.  Accrued liabilities increased $72.4 million as a result of the charge of $74.0 million recorded in the fourth quarter for the proposed securities class actions settlement.  The Company anticipates funding the proposed settlement in the first quarter of 2012.

CONFERENCE CALL

ArthroCare will hold a conference call with the financial community to present these results at 4:30 p.m. ET/1:30 p.m. PT on Thursday, February 16, 2012. To participate in the live conference call dial 800-950-3502.  A live and on-demand webcast of the call will be available on ArthroCare’s Web site at www.arthrocare.com.  A telephonic replay of the conference call can be accessed by dialing 800-633-8284 and entering pass code number 21576468.  The replay will remain available through March 1, 2012.

ABOUT ARTHROCARE

ArthroCare develops and manufactures surgical devices, instruments, and implants that strive to enhance surgical techniques as well as improve patient outcomes.  Its devices improve many existing surgical procedures and enable new minimally invasive procedures.  Many of ArthroCare’s devices use its internationally patented Coblation® technology. This technology precisely dissolves target tissue and limits damage to surrounding healthy tissue. ArthroCare also develops surgical devices utilizing other patented technology including its OPUS® line of fixation products as well as re-usable surgical instruments.  ArthroCare is leveraging these technologies in order to offer a comprehensive line of surgical devices to capitalize on a multi-billion dollar market opportunity across several surgical specialties, including its two core product areas consisting of Sports Medicine and Ear, Nose, and Throat as well as other areas such as spine, wound care, urology and gynecology.

FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the resolution of litigation pending against the Company; the impact upon the Company’s operations of legal compliance matters which may require improvement and remediation; the ability of the Company to control expenses relating to legal or compliance matters; the Company’s ability to remain current in its periodic reporting requirements under the Exchange Act and to file required reports with the Securities and Exchange Commission on a timely basis; the results of the investigation being conducted by the United States Department of Justice; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company’s financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; the results of the civil investigation by the Department of Justice related to the Civil Investigative Demand we received arising under the False Claims Act; the possibility that the Department of Justice could institute civil proceedings against us, based on the results of the investigation related to the Civil Investigative Demand; the risk that we could be subject to qui tam suits involving the False Claims Act; the possibility that the Department of Justice could institute a criminal enforcement action against us based on the results of the civil investigation related to the Civil Investigative Demand;  the resolution of any litigation related to the civil investigation; the ability of the Company to attract and retain qualified senior management and to prepare and implement appropriate succession planning for its Chief Executive Officer; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

ARTHROCARE CORPORATION

Condensed Consolidated Balance Sheets - Unaudited

(in thousands, except par value data)

	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$219,605	$132,536
Accounts receivable, net of allowances of $2,251 and $2,445 at 2011 and 2010, respectively	51,350	48,870
Inventories, net	35,761	34,087
Deferred tax assets	40,622	24,661
Prepaid expenses and other current assets	5,532	4,424
Assets held for sale	—	3,081
Total current assets	352,870	247,659

Property and equipment, net	35,769	41,582
Intangible assets, net	5,457	10,733
Goodwill	119,159	119,020
Deferred tax assets	18,159	16,019
Other assets	1,587	4,182
Total assets	$533,001	$439,195

LIABILITIES, REEDEMABLE CONVERTIBLE PREFERRED AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,258	$13,819
Accrued liabilities	112,586	40,197
Deferred tax liabilities	—	149
Deferred revenue	742	—
Income tax payable	1,542	1,555
Total current liabilities	130,128	55,720

Notes payable	—	—
Deferred tax liabilities	29	213
Other non-current liabilities	18,922	13,766
Total liabilities	149,079	69,699

Series A 3% Redeemable Convertible Preferred Stock, par value $0.001; Authorized: 100 shares; Issued and outstanding: 75 shares at December 31, 2011 and 2010, respectively Redemption value: $87,089	77,184	73,768

Stockholders’ equity:
Preferred stock, par value $0.001; Authorized: 4,900 shares; Issued and outstanding: none	—	—
Common stock, par value, $0.001: Authorized: 75,000 shares; Issued: 31,523 and 30,905; Outstanding: 27,562 and 27,112 shares at December 31, 2011 and 2010, respectively	28	27
Treasury stock: 3,968 and 3,997 shares at December 31, 2011 and 2010, respectively	(107,126)	(107,899)
Additional paid-in capital	400,580	386,395
Accumulated other comprehensive income	4,615	4,246
Retained earnings	8,641	12,959
Total stockholders’ equity	306,738	295,728
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$533,001	$439,195

ARTHROCARE CORPORATION

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010

Revenues:
Product sales	$88,455	$87,609	$338,319	$338,757
Royalties, fees and other	3,957	5,024	16,566	16,622
Total revenues	92,412	92,633	354,885	355,379

Cost of product sales	27,144	27,182	103,314	110,751

Gross profit	65,268	65,451	251,571	244,628
Operating expenses:
Research and development	7,472	9,309	28,932	35,846
Sales and marketing	27,497	27,954	108,621	107,852
General and administrative	8,697	9,485	35,069	35,534
Amortization of intangible assets	1,319	1,305	5,291	5,237
Exit costs	2,996		8,300	—
Investigation and restatement-related costs	68,680	2,644	80,825	5,889
Total operating expenses	116,661	50,697	267,038	190,358

Income (loss) from operations	(51,393)	14,754	(15,467)	54,270
Other income, net	32	(61)	14	216
Interest expense and bank fees	(139)	(206)	(622)	(769)
Foreign exchange gain (loss), net	(563)	(599)	(723)	(3,311)
Total other expense	(670)	(866)	(1,331)	(3,864)

Income (loss) from continuing operations before income taxes	(52,063)	13,888	(16,798)	50,406

Income tax provision (benefit)	(23,662)	2,904	(13,985)	12,888

Net income (loss) from continuing operations	(28,401)	10,984	(2,813)	37,518

Income (loss) from discontinued operations, net of taxes	—	(66)	1,911	(434)

Net income (loss)	(28,401)	10,918	(902)	37,084

Accrued dividend, beneficial conversion feature and accretion charges on Series A 3% Convertible Preferred Stock	(870)	(830)	(3,416)	(3,264)

Net income (loss) applicable to common stockholders	$(29,271)	$10,088	$(4,318)	$33,820

Weighted-average shares outstanding:
Basic	27,525	27,059	27,382	27,006
Diluted	27,525	27,446	27,382	27,348

Earnings (loss) per share from continuing operations applicable to common stockholders:
Basic	$(1.06)	$0.31	$(0.23)	$1.04
Diluted	$(1.06)	$0.30	$(0.23)	$1.03

Earnings (loss) per share applicable to common stockholders:
Basic	$(1.06)	$0.31	$(0.16)	$1.03
Diluted	$(1.06)	$0.30	$(0.16)	$1.02

ARTHROCARE CORPORATION

Supplemental Schedule of Product Sales

(in thousands)

	Quarter Ended				Quarter Ended
	December 31, 2011				December 31, 2010
	Americas	International	Total Product Sales	% Net Product Sales	Americas	International	Total Product Sales	% Net Product Sales

Sports Medicine	$42,030	$20,350	$62,380	70.5%	$38,738	$21,108	$59,846	68.3%
ENT	19,077	4,526	23,603	26.7%	20,029	4,325	24,354	27.8%
Other	583	1,889	2,472	2.8%	1,006	2,403	3,409	3.9%
Total Product Sales	$61,690	$26,765	$88,455	100.0%	$59,773	$27,836	$87,609	100.0%

	Year Ended				Year Ended
	December 31, 2011				December 31, 2010
	Americas	International	Total Product Sales	% Net Product Sales	Americas	International	Total Product Sales	% Net Product Sales

Sports Medicine	$149,010	$79,337	$228,347	67.5%	$160,859	$71,120	$231,979	68.5%
ENT	81,810	18,429	100,239	29.6%	79,019	15,270	94,289	27.8%
Other	2,785	6,948	9,733	2.9%	4,122	8,367	12,489	3.7%
Total Product Sales	$233,605	$104,714	$338,319	100.0%	$244,000	$94,757	$338,757	100.0%